UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
January 10, 2013

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    Effective January 10, 2013, pursuant to the Merger Agreement among Community Financial Corporation, Community Bank, City Holding Company (the “Company”) and City National Bank of West Virginia (the “Bank”), dated August 2, 2012, as amended, Charles W. Fairchilds, who was a member of the pre-merger board of directors of Community Financial Corporation, was appointed to the Boards of Directors of the Company and the Bank.  Compensatory arrangements for Mr. Fairchilds will be consistent with the previously disclosed standard arrangements for non-employee directors of the Company, as described on page 11 of the Company’s proxy statement for its 2012 annual meeting of shareholders filed with the Commission on March 23, 2012, which disclosure is incorporated herein by reference.

    Mr. Fairchilds has yet to be appointed to any committees of the Company.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2013	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer